Exhibit 99.1

Phio Pharmaceuticals Announces FDA Clearance to Initiate

Clinical Trial of PH-762 for Treatment of Skin Carcinomas

MARLBOROUGH, Mass., May 16, 2023 /PRNewswire—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced that the U.S. Food and Drug Administration (FDA) has cleared the Company’s Investigational New Drug (IND) application to proceed with a clinical trial of Phio’s lead product candidate, PH-762. PH-762 is an INTASYL compound that reduces the expression of PD-1, a protein that inhibits T cells' ability to kill cancer cells. Phio plans to initiate its Phase 1b clinical trial of intratumoral PH-762 in patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell in the second half of 2023.

“The clearance of our IND application for PH-762 represents a significant milestone in Phio’s continued evolution from drug discovery to clinical development,” said Phio’s President and CEO, Robert Bitterman. Dr. Mary Spellman, Acting Chief Medical Officer, added, “Cutaneous malignancies may be both locally destructive and systemically devastating. We look forward to investigating this new immuno-oncology approach to treat these carcinomas.”

The initial multi-center, dose-escalating, Phase 1b clinical trial under Phio’s cleared IND is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762.

Phio will focus its efforts on the U.S. clinical trial and intends to wind down its first-in-human clinical trial for PH-762 in France, which was limited to the treatment of patients with metastatic melanoma.

PH-762 has also received clearance to proceed under an IND sponsored by AgonOx, Inc. in a clinical trial evaluating PH-762 treated "double positive" (DP) CD8 tumor infiltrating lymphocytes (TIL) in patients with melanoma and other advanced solid tumors.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Examples of forward-looking statements include statements regarding the timing of the commencement of our anticipated Phase 1b clinical trial of PH-762 in cutaneous squamous cell carcinoma, melanoma and Merkel cell, proceeding with the AgonOx, Inc.-sponsored clinical trial and our expected wind-down of our first-in-human clinical trial for PH-762 in France. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our most recent Annual Report on Form 10-K under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.

ir@phiopharma.com

Investor Contact
Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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